EXHIBIT 10.16
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                              CONSULTING AGREEMENT


         This agreement ("Agreement") entered into and made effective as of May 27, 2004 (the "Effective Date"), by and between CDKNET.COM, Inc., a Delaware corporation (the "Company") and Kirk Warshaw ("Consultant").

                                   WITNESSETH

         WHEREAS, the parties have agreed to establish a business relationship in which Consultant will provide services to the Company upon the terms and conditions specified herein.

         NOW, THEREFORE, in consideration of the above premises and the mutual promises and covenants contained herein, the parties agree as follows:

1.       SCOPE OF SERVICES

         a. Engagement; Services. The Company hereby engages Consultant, and Consultant accepts such engagement, to provide services to the Company as shall be reasonably assigned to him by the Board of Directors from time to time. The services to be provided by Consultant as set forth above are hereinafter referred to as "Services."

         b. Title and Authority. During the Term, Consultant shall serve as Vice President Finance and Chief Financial Officer of Company and all of the Company's subsidiaries. In such capacity, the Consultant shall have the customary powers, responsibilities and authorities of principal financial officers of corporations of comparable size, type and nature of the Company and each of its subsidiaries, as it exists from time to time, including primary responsibility for the financial management of the Company, its accounting and internal audits and any duties prescribed for such positions in the By-laws of Company as in effect from time to time, and those responsibilities and duties as the Board of Directors may from time to time direct Consultant to undertake and to perform which are consistent and appropriate to the capacities of senior corporate management held by Consultant.

         c. Check Signing. Notwithstanding the foregoing, the Consultant shall not, without consultant's prior written consent, be a signatory on any of the Company's bank accounts nor will Consultant be a "responsible party" for purposes of stat and federal payroll taxes.

2.       COMPENSATION

         a. Cash Compensation. For satisfactory performance of the Services, the Company agrees to pay Consultant a monthly fee of $5,000 during the Term, payable in advance commencing June 1, 2004.

         b.       Equity Compensation.

                  (i) The Consultant shall be issued 25,000 registered shares of the Company's common stock, as a signing bonus.

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                  (ii)     the Company will award Consultant 100,000 fully
                           vested options under the Company's new equity compensation plan, exercisable at $1.00 per share.

         c. Expenses. Consultant is authorized to incur reasonable expenses in carrying out his duties and responsibilities under this Agreement, including, without limitation, expenses for travel, cellular telephone (including access charges and business calls) and similar items related to such duties and responsibilities. Company will reimburse Consultant for all such expenses upon presentation by Consultant of appropriately itemized accounts of such expenditures.

3.       TERM OF AGREEMENT

         a. Term. This Agreement shall become effective as of the Effective Date and continue for 12 months thereafter (the "Term").

         b. Termination by Company. If Consultant commits a material default of this Agreement and such default is not cured within 60 days following notice of such default to Consultant (which notice shall specify the details of such default), the Company may terminate this Agreement upon written notice to Consultant.

         c. Termination by Consultant.

                  (i) The Consultant may terminate this Agreement at any time by providing the Company with 10 days' prior written notice thereof.

                  (ii) The Consultant may terminate this Agreement for Good Reason, whereupon all remaining cash payments shall be immediately due and payable. For purposes of this Agreement, "Good Reason" shall mean any of the following (without Consultant's express prior written consent):

                           (A) Any material breach by Company of any provision of this Agreement, including any material reduction by Company of Consultant's duties or responsibilities;

                           (B) A reduction by the Company in Consultants cash
compensation.

4.       OWNERSHIP OF WORK PRODUCT

         a. Ownership. Consultant acknowledges that any and all work product and all rights therein generated by Consultant as a result of performing the Services hereunder, together with any intellectual property right, including, but not limited to, patent, trade secret and copyright related thereto, shall be solely owned by and shall vest immediately in the Company without any reservation of any right by Consultant. The parties expressly acknowledge that such work was ordered or commissioned by the Company, and further agree that all such work shall be considered a work made for hire within the meaning of the copyright laws of the United States and that the Company is entitled to the copyrights and all other rights therein, throughout the world, including, but not limited to, the right to make changes therein and such uses thereof as the Company may in its sole discretion determine.

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

         b. Grant of Rights. If for any reason whatsoever, any work product generated by Consultant as a result of performing the Services hereunder, is not considered a work for hire within the meaning of the copyright laws of the United States, then Consultant hereby grants and assigns to the Company, its successors and assigns, all of its right, title and interest in and to the work, including, but not limited to, the exclusive rights specified by 17 U.S.C.
section 106 as in effect and hereafter amended (and any renewal, extension or reversion of copyrights now or hereafter provided), therein, throughout the world, and all other rights therein of any nature whatsoever, whether now known or hereafter devised.

         c. Reasonable Assistance. Consultant shall provide the Company and any entity designated by the Company, reasonable assistance, at Consultant's expense, required to perfect the rights granted to the Company in this Agreement. This assistance includes, but is not limited to, obtaining from personnel who are not employees of Consultant but who will be engaged by Consultant to assist Consultant in performing its obligations hereunder, prior to providing such assistance, an assignment to the Company of all of such parties' right, title and interest in such work, including but not limited to, the exclusive rights specified by 17 U.S.C. section 106 as in effect and hereafter amended (and any renewal, extension or reversion of copyrights now or hereafter provided), therein, throughout the world, and all other rights therein of any nature whatsoever, whether now known or hereafter devised.

         d. No Dispute. All tangible materials and intellectual property, including, but not limited to, trade secrets, ideas, discoveries or inventions developed or conceived by Consultant in the course of rendering the Services shall be the property of the Company, and Consultant shall not challenge or dispute the Company's ownership thereof.

         The provisions of this Article, 4. OWNERSHIP OF WORK PRODUCT, shall survive the termination or expiration of this Agreement.

5.       CONFIDENTIALITY: RETURN OF DATA

         a. Confidential or Proprietary Information. Consultant shall hold confidential and shall not, directly or indirectly, disclose, publish, or use for the benefit of itself or any third party, any "Confidential or Proprietary Information" of the Company, without first having obtained the Company's written consent to such disclosure or use. "Confidential or Proprietary Information" shall mean any and all information disclosed to, or otherwise acquired or observed by, Consultant from the Company, relating to any confidential information revealed to Consultant in connection with this Agreement. Consultant shall permit access to Confidential or Proprietary Information only to those individuals that prior to access have signed a statement acknowledging his or her familiarity with this Article 5 and by signing such acknowledgment shall recognize that the Company, which would be irreparably injured by reason of any unauthorized use or disclosure, shall have a direct right of action against him or her, and his/her present and future employer, and consents to be injunctive restraint in addition to money damages for any unauthorized use or disclosure. This restriction shall not apply if the information shall have become public knowledge without fault on the part of Consultant (or any third party under no such obligation of confidentiality) or to disclosures required by applicable law.

         b. Return of Data. Consultant shall immediately return to the Company any and all Confidential or Proprietary Information (and any copies thereof in Consultant's possession or control) which may have been in tangible form, as the Company may from time to time request.

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

         The provisions of this Article, 5. CONFIDENTIALITY: RETURN OF DATA, shall survive the termination or expiration of this Agreement.

6.       NON-COMPETITION; NON-DISPARAGEMENT

         a. Consultant, during the Term, shall not, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever, engage in any business activity that is competitive in any way with the business activity of the Company or any of its affiliates or any activity that is under development or active and serious consideration for development by the Company and is reasonably likely to develop during the Term into a material portion of the Company's overall business within the United States and any other geographical area in which the Company or any of its affiliates engage in such business. Nothing herein shall prevent the Consultant from: (i) a passive ownership interest of not more than five percent (5%) of the total outstanding stock of a publicly held company; or (ii) engaging in any activity with the prior written consent of the Company's board of directors.

         b. Consultant agrees that during the Term and for a period thereafter of twelve (12) months the Consultant shall not, directly or indirectly, either for himself or for any other person or entity: (i) hire, retain, recruit, solicit or induce any: (A) non-clerical employee of the Company or any affiliate, to terminate (or otherwise reduce) their relationship with the Company or any affiliate or (B) former non-clerical employee whose employment with the Company or any affiliate terminated within six (6) months of such solicitation or contact, for the purpose of employing or making use of the services of such individual; (ii) solicit or induce any person or entity (including, without limitation, any customer or supplier) to terminate, or otherwise to cease, reduce, or diminish in any way its relationship (or prospective relationship) with the Company or any affiliate; or (iii) make any disparaging statements concerning the Company or any affiliate or their officers, directors or employees, to the public or any vendor, supplier, customer, distributor, employee, consultant or other business associate of the Company or affiliate.

         c. Notwithstanding the foregoing, if at any time a court holds that the restrictions provided herein are unreasonable or otherwise unenforceable under circumstances then existing, the parties hereto agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court shall be substituted for the stated period, scope or area provided herein.

         d. In the event of a breach or potential breach of this Section 6, the Consultant acknowledges that the Company and its affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this
Section 6 enforced.

7.       INDEPENDENT CONTRACTOR

         a. Independent Contractor Status. Consultant is retained by the Company solely for the purposes and to the extent set forth in this Agreement, and it is expressly understood between

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the parties that Consultant's relationship to the Company shall, during the period of Consultant's rendering of the Services hereunder, be that of an independent contractor.

8.       INDEMNIFICATION

         Consultant shall be indemnified by the Company against expenses, including attorneys' fees, actually and necessarily incurred by him in connection with the defense of any action, suit, investigation or proceeding or similar legal activity, regardless of whether criminal, civil, administrative or investigative in nature ("Claim"), to which he is made a party or is otherwise subject to, by reason of his being or having been a director, officer or employee of Company, to the full extent permitted by applicable law and the Certificate of Incorporation of Company. Such right of indemnification will not be deemed exclusive of any other rights to which Consultant may be entitled under Company's Certificate of Incorporation or By-laws, as in effect from time to time, any agreement or otherwise.

9.       MISCELLANEOUS PROVISIONS

         a. Notices. Any notice required or permitted to be given hereunder shall be in writing and shall be either (i) delivered personally by hand, (ii) sent by registered or certified mail, return receipt requested, or (iii) sent by a recognized qualified overnight delivery service (e.g., Federal Express). All such notices shall be sent to the addresses of each party as set forth in this Agreement or to such other address or addresses as shall be designated in writing in the same manner. All notices shall be deemed to have been given when received.

         b. Waiver. Any waiver, alteration or modification of any of the provisions in this Agreement, or cancellation or replacement of this Agreement, shall not be valid unless in writing and signed by the parties.

         c. Remedies. Except as otherwise provided herein, no remedy made available to either party hereto by any of the provisions of this Agreement is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or existing at law or in equity.

         d. LIMITED LIABILITY. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, OR CONSEQUENTIAL DAMAGES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY BREACH THEREOF. A BREACHING PARTY'S TOTAL LIABILITY TO A NON-BREACHING PARTY FOR ANY BREACH OF THIS AGREEMENT AND/OR THE BREACHING PARTY'S OBLIGATIONS HEREUNDER, SHALL BE LIMITED TO THE TOTAL CONSIDERATION TO BE PAID TO CONSULTANT FOR THE SERVICES PROVIDED UNDER THIS AGREEMENT.

         e. Entire Agreement. This Agreement contains the entire agreement between the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements pertaining to the subject matter hereof.

         f. Forum; Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey applicable to agreements entered into and performed wholly within the State of New Jersey, and without regard to New Jersey's conflict of

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law principles. All disputes arising out of or in connection with this Agreement shall be solely and exclusively resolved by a court of competent jurisdiction in the State of New Jersey. Consultant expressly consents to the jurisdiction of the courts of the State of New Jersey and the Federal District Court for the district of New Jersey, and waives any objections or rights as to the forum non conviens, lack of personal jurisdiction or similar grounds with respect to any dispute relating to this Agreement.

         g. Severability. The invalidity or enforceability of any term, provision or clause of this Agreement (or any portion thereof) shall in no way impair or affect the validity or enforceability of any other term, provision or clause of this Agreement, all of which shall remain in full force and effect.

         IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the Effective Date written below.


                                       CDKNET.COM, INC



                                       By: /s/ Steven A. Horowitz
                                           -----------------------------

                                       Name: Steven A. Horowitz
                                             ---------------------------

                                       Title: Chief Executive Officer
                                              --------------------------




                                       CONSULTANT



                                       /s/ Kirk Warshaw
                                       ---------------------------------
                                       Kirk Warshaw








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